LOAN AGREEMENT

This Loan Agreement (“Agreement”) is entered into as of March 10, 2026 (the “Effective Date”), by and between:

Lender: Alphega Global Partners Corp (“Lender”), with its principal place of business at 1178

Broadway, 3rd Floor, Office 4286, New York, NY 10001, and

Borrower: Alphega Innovations Corporation (“AIC” or “Borrower”), a Wyoming corporation, with its registered office at 30 N. Gould St. Ste R, Sheridan, WY 82801.

1.Loan and Disbursement

1.1 The Lender agrees to loan to the Borrower the principal amount of Nine Thousand U.S. Dollars

(USD $9,000) (the “Loan”).

1.2 The Loan shall be disbursed in a single tranche to the Borrower’s designated bank account within five (5) business days of execution of this Agreement.

2.Interest and Repayment

2.1 The Loan shall bear interest at a rate of 12% per annum, calculated on the outstanding principal balance.

2.2 Unless earlier repaid or converted in accordance with this Agreement, the Loan, together with all accrued interest, shall be due and payable on the Maturity Date, being 12 months from the Effective Date.

3.Security and Priority

3.1 Collateral: As security for repayment of the Loan, the Borrower hereby grants the Lender a first-priority security interest in all of the Borrower’s present and future assets, including but not limited to intellectual property, accounts receivable, equipment, and any other property of the Borrower (the “Collateral”).

3.2 Seniority: The Loan shall constitute senior secured debt, ranking in priority to all other existing and future indebtedness of the Borrower, whether secured or unsecured, except as otherwise agreed in writing by the Lender.

4.Representations and Warranties of Borrower

The Borrower represents and warrants that:

•It has full corporate power and authority to enter into this Agreement and pledge its assets as collateral.

•This Agreement constitutes a legal, valid, and binding obligation of the Borrower.

•No other encumbrances or liens exist over the Collateral except as disclosed to the Lender in writing.

5.Events of Default

The following shall constitute an Event of Default:

•Failure to repay any principal or interest when due;

•Breach of any covenant, warranty, or obligation under this Agreement;

•Insolvency, bankruptcy, or appointment of a receiver over the Borrower or its assets.

Upon an Event of Default, the Lender may declare all amounts immediately due and payable, enforce its security interest in the Collateral, and/or exercise the Conversion Option.

6.Miscellaneous

6.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Wyoming.

6.2 Entire Agreement: This Agreement constitutes the entire understanding between the parties with respect to the Loan.

6.3 Amendments: Any amendment must be in writing and signed by both parties.

6.4 Assignment: The Lender may assign its rights under this Agreement without Borrower’s consent.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the Effective Date.

LENDER: Alphega Global Partners Corp	BORROWER: Alphega Innovations Corporation

By: /s/ Yanilen Bertel	By: /s/ Luis Carlos Ung
Name: Yanilen Bertel	Name: Luis Carlos Ung
Title: Managing Partner	Title: CEO